EXHIBIT (c)(2)

Project Peachtree

Discussion Materials

RAYMOND JAMES

CONFIDENTIAL | March 28, 2003

Project Peachtree

Discussion Materials

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CONFIDENTIAL | March 28, 2003

Project Peachtree

Table of Contents

Section	1	Valuation Summary
- Valuation Summary
- Comparable Public Companies Analysis
- Precedent Transactions Analysis
- Premiums Paid Analysis
- Discounted Cash Flow Analysis

Section 1

Valuation Summary

Valuation Summary
Project Peachtree

Valuation Illustration

Implied Valuation Ranges
Comparable Public Companies Analysis* (1)
LTM Revenues
LTM EBITDA
LTM EBIT
Precedent Transactions Analysis (2)
LTM Revenues
LTM EBITDA
LTM EBIT
Premiums Paid Analysis
Going Private/Buyout - 1 Day Premium (3)
Going Private/Buyout - 1 Week Premium
Going Private/Buyout - 4 Week Premium
Middle Market - 1 Day Premium (4)
Middle Market - 1 Week Premium
Middle Market - 4 Week Premium
Discounted Cash Flow Analysis (5)
$12.61
$21.25
$7.65
Implied Value Per Share
$.00
.75
1.50
2.25
3.00
3.75
4.50
5.25
6.00
Peachtree offer
@ $1.50 per share

Notes:

* Comparable Company ranges do not reflect control premium.

RAYMOND JAMES
4

Valuation Summary Project Peachtree

Valuation Illustration

Implied Valuation Ranges

[CHART]

Notes:

* Comparable Company ranges do not reflect control premium.

1. Comparable Companies Analysis combines implied values from application of multiples to operating segment from respective comparable universe.
2. Precedent Transactions Analysis combines implied values from application of multiples to operating segment from respective precedent transactions universe from 2000 to present.
3. Analysis includes precedent investor group buyout transactions and going private transactions from 2001-present with deal values of $25mm to $200mm.
4. Analysis includes precedent middle market transactions from 2001-present with deal values of $25mm to $200mm.
5. Discounted Cash Flow Analysis provides a valuation range based on present value of Company projections.

Valuation Summary Project Peachtree

Summary Analysis

Figures in Millions, except per share data

Valuation Method	Implied Enterprise Value						Implied Equity Value					Implied Equity Price Per Share
Comparable Public Companies Analysis	Median	Mean		Min	Max		Median	Mean		Min	Max	Median	Mean	Min	Max
LTM Revenue	$120.9	-$	149.9	$47.1	-$	278.5	$34.7	-$	63.7	$0.0 -	$192.3	$2.27 -	$4.18	$0.00	-$	12.61
LTM EBITDA	$92.5	-$	94.6	$55.3	-$	139.1	$6.3	-$	8.4	$0.0 -	$52.9	$0.41 -	$0.55	$0.00	-$	3.47
LTM EBIT	$74.9	-$	72.4	$38.9	-$	107.1	$0.0	-$	0.0	$0.0 -	$20.9	$0.00 -	$0.00	$0.00	-$	1.37
Precedent Transactions Analysis	Median	Mean		Min	Max		Median	Mean		Min	Max	Median	Mean	Min	Max
LTM Revenue	$142.8	-$	183.3	$57.1	-$	410.2	$56.6	-$	97.1	$0.0 -	$324.0	$3.71 -	$6.37	$0.00	-$	21.25
LTM EBITDA	$78.5	-$	79.2	$56.9	-$	104.4	$0.0	-$	0.0	$0.0 -	$18.3	$0.00 -	$0.00	$0.00	-$	1.20
LTM EBIT	$44.5	-$	45.6	$35.9	-$	71.6	$0.0	-$	0.0	$0.0 -	$0.0	$0.00 -	$0.00	$0.00	-$	0.00
Premiums Paid Analysis
Going Private/Buyout Transactions												Median	Mean	Min	Max
1 Day Premium												$0.75 -	$0.83	$0.49	-$	1.66
1 Week Premium												$0.84 -	$0.96	$0.57	-$	1.82
4 Week Premium												$0.99 -	$1.04	$0.58	-$	1.92
Middle Market Transactions
1 Day Premium												$0.77 -	$0.82	$0.24	-$	1.98
1 Week Premium												$0.88 -	$0.96	$0.32	-$	2.24
4 Week Premium												$1.04 -	$1.12	$0.28	-$	3.08
Discounted Cash Flow Analysis	Median	Mean		Min	Max		Median	Mean		Min	Max	Median	Mean	Min	Max
	$156.4	-$	156.4	$113.8	-$	203.0	$70.1	-$	70.1	$27.5 -	$116.7	$4.60 -	$4.60	$1.81	-$	7.65

Section 1

Valuation Summary - Comparable Public Companies Analysis

Section 1

Valuation Summary - Comparable Public
Companies Analysis

Valuation Summary Project Peachtree

Summary Valuation

Figures in Millions, except per share data

Marketing Support Services

Peachtree Financials		Market Multiples				Enterprise Valuation
		Median	Mean	Min	Max	Median	Mean		Min	Max
LTM Revenues	$127.6	0.8	- 1.0 x	0.3	- 1.9 x	$ 101.0	- $	128.6	$ 35.7	- $	244.5
LTM EBITDA	$10.0	7.5	- 7.7 x	4.2	- 11.6 x	$ 74.7	- $	76.4	$ 41.7	- $	115.7
LTM EBIT	$ 4.7	9.5	- 9.5 x	5.4	- 14.8 x	$ 44.5	- $	44.4	$ 25.3	- $	69.4
Median						$ 74.7	- $	76.4	$ 35.7	- $	115.7
Mean						$ 73.4	- $	83.1	$ 34.2	- $	143.2
Specialized Staffing
Peachtree Financials		Market Multiples				Enterprise Valuation
		Median	Mean	Min	Max	Median	Mean		Min	Max
LTM Revenues	$136.9	0.1	- 0.2 x	0.1	- 0.2 x	$ 19.9	- $	21.3	$ 11.4	- $	34.0
LTM EBITDA	$ 2.4	7.4	- 7.6 x	5.7	- 9.7 x	$ 17.8	- $	18.2	$ 13.7	- $	23.4
LTM EBIT	$ 1.1	27.7	- 25.6 x	12.5	- 34.4 x	$ 30.4	- $	28.0	$ 13.6	- $	37.7
Median						$ 19.9	- $	21.3	$ 13.6	- $	34.0
Mean						$ 22.7	- $	22.5	$ 12.9	- $	31.7

Combined Divisions

		Enterprise Valuation						Net Debt	Implied Equity Valuation						Implied Equity Price Per Share
Peachtree Financials
		Median	Mean		Min	Max			Median	Mean		Min	Max		Median	Mean		Min	Max
LTM Revenues	$264.5	$ 120.9	- $	149.9	$ 47.1	- $	278.5	$ 86.2	$ 34.7	- $	63.7	$ 0.0	- $	192.3	$ 2.27	- $	4.18	$ 0.00	- $	12.61
LTM EBITDA	$12.4	$ 92.5	- $	94.6	$ 55.3	- $	139.1	$ 86.2	$ 6.3	- $	8.4	$ 0.0	- $	52.9	$ 0.41	- $	0.55	$ 0.00	- $	3.47
LTM EBIT	$ 5.8	$ 74.9	- $	72.4	$ 38.9	- $	107.1	$ 86.2	$ 0.0	- $	0.0	$ 0.0	- $	20.9	$ 0.00	- $	0.00	$ 0.00	- $	1.37

Valuation Summary Project Peachtree

Comparable Public Companies Analysis

Figures in Millions, except per share data

Company	Ticker	Year End	Current Price 3/27/2003	52 Week Price		Shares Outst.	Equity Marke Value	Net Debt (1)	Enterprise Value (2)	Latest Twelve Months(3)				First Call EPS Estimates (4)
										Net Revenues	EBITDA	EBIT	Net Income
				High	Low									LTM	2003E	2004E
Marketing Support Services
Harte Hanks, Inc.	HHS	Dec.	$18.90	$22.68	$16.05	92.6	$1,750.0	($8.7)	$1,741.2	$908.8	$150.3	$117.6	$90.7	$0.96	$1.03	$1.14
Valassis Communications Inc.	VCI	Dec.	25.94	41.28	21.45	52.6	1,364.0	160.1	1,524.1	853.0	219.6	206.9	132.3	2.46	2.14	2.27
Advo Inc.(5)	AD	Sept.	33.65	46.58	25.78	19.9	668.7	143.9	812.6	1,134.4	117.1	85.3	45.9	2.28	2.36	2.60
Equity Marketing, Inc.(6)	EMAK	Dec.	14.01	14.55	10.16	7.6	106.3	11.5	117.8	206.8	14.3	12.4	8.0	1.05	1.29	NA
The SPAR Group Inc.	SGRP	Dec.	3.51	4.92	1.91	19.1	67.2	2.0	69.2	69.6	8.6	6.8	5.3	0.28	NA	NA
Innotrac Corporation	INOC	Dec.	4.50	6.48	1.50	11.5	51.8	13.4	65.2	82.4	0.2	(5.1)	(3.3)	(0.29)	(0.25)	NA
CoActive Marketing Group, Inc.	CMKG	Mar.	2.30	3.04	0.95	5.0	11.6	4.8	16.3	58.4	3.9	3.0	1.7	0.32	NA	NA

Specialized Staffing
Manpower Inc. MAN	Dec.	$30.71	$43.30	$24.99	77.7	$2,386.2	$537.8	$2,924.0	$11,764.1	$300.2	$234.8	$113.2	$1.46	$1.82	$2.34
Kelly Services, Inc. KELYA	Dec.	21.31	29.50	17.86	35.5	757.1	(76.7)	680.4	4,323.5	75.9	30.4	18.6	0.52	0.79	1.10
Spherion Corp. (7) SFN	Dec.	3.98	12.84	4.20	59.5	237.0	45.2	282.2	2,124.1	48.2	8.2	(0.8)	(0.01)	(0.10)	0.28
Westaff, Inc. (8) WSTF	Nov.	1.89	3.64	1.70	16.0	30.2	13.4	43.7	526.1	7.7	1.3	2.8	0.18	NA	NA

Peachtree (*) (At Current Market Price)	Dec.	$0.55	$3.35	$0.14	15.2	$8.4	$86.2	$94.6	$264.6	$12.4	$5.8	($6.34)	($0.42)	NA	NA
Peachtree (* ) (At Offer Price)	Dec.	$1.50	$3.35	$0.14	15.2	$22.9	$86.2	$109.1	$264.6	$12.4	$5.8	($6.34)	($0.42)	NA	NA

Note:

* Peachtree 2002 financials exclude all impairment charges. 2002 results include financials from German Subsidiary (Tuja).

Notes:
1. Net debt equals long term debt plus short term debt, less cash and cash equivalents.
2. Enterprise Value equals market value of equity plus net debt.
3. All data excludes non-recurring and extraordinary items.
4. EPS estimates are from First Call and are shifted, where necessary, to reflect calendar year ends.
5. AD 2003 & 2004 EPS estimates are Robert W. Baird estimates (Jan 2003).
6. EMAK financials exclude integration and restructuring costs of $0.6MM and forgiveness of note receivable of $1.7MM.
7. SFN 2003 & 2004 EPS estimates are CSFB estimates (Feb 2003).
8. WSTF financials exclude $1.9MM in restructuring charges.

Valuation Summary Project Peachtree

Comparable Public Companies Analysis

					Total Debt
Latest			Net	Return	to BV	Secular		Enterprise Value to
Twelve	EBITDA	EBIT	Income	on	of Total	Growth	LTM			LTM		LTM
Company Months	Margin	Margin	Margin	Equity	Capital	Rate	Revenues			EBITDA		EBIT
Marketing Support Services
Harte Hanks, Inc. Dec-02	16.5%	12.9%	10.0%	17.0%	3.0%	12.0%		1.9	x	11.6	x	14.8	x
Valassis Communications Inc. Dec-02	25.7%	24.3%	15.5%	NM	NM	9.0%		1.8		6.9		7.4
Advo Inc. Dec-02	10.3%	7.5%	4.1%	94.5%	77.2%	13.0%		0.7		6.9		9.5
Equity Marketing, Inc. Dec-02	6.9%	6.0%	3.8%	6.0%	22.3%	15.0%		0.6		8.3		9.5
The SPAR Group Inc. Dec-02	12.4%	9.8%	7.6%	31.9%	10.8%	NA		1.0		8.0		10.2
Innotrac Corporation Dec-02	0.3%	NM	NM	NM	19.4%	16.0%		0.8		NM		NM
CoActive Marketing Group, Inc. Dec-02	6.7%	5.2%	3.0%	11.2%	25.0%	NA		0.3		4.2		5.4
High	25.7%	24.3%	15.5%	94.5%	77.2%	16.0%		1.9	x	11.6	x	14.8	x
Mean	11.3%	10.9%	7.3%	32.1%	26.3%	13.0%		1.0		7.7		9.5
Median	10.3%	8.6%	5.8%	17.0%	20.8%	13.0%		0.8		7.5		9.5
Low	0.3%	5.2%	3.0%	6.0%	3.0%	9.0%		0.3		4.2		5.4

Specialized Staffing
Manpower Inc. Dec-02	2.6%	2.0%	1.0%	11.3%	45.1%	15.0%	0.2	x	9.7	x	12.5	x
Kelly Services, Inc. Dec-02	1.8%	0.7%	0.4%	3.0%	3.9%	13.0%	0.2		9.0		22.4
Spherion Corp. Dec-02	2.3%	0.4%	0.0%	NM	21.5%	13.0%	0.1		5.9		34.4
Westaff, Inc. Jan-03	1.5%	0.3%	0.5%	7.2%	31.3%	NA	0.1		5.7		33.1
High	2.6%	2.0%	1.0%	11.3%	45.1%	15.0%	0.2	x	9.7	x	34.4	x
Mean	2.0%	0.8%	0.5%	7.2%	25.4%	13.7%	0.2		7.6		25.6
Median	2.0%	0.5%	0.5%	7.2%	26.4%	13.0%	0.1		7.4		27.7
Low	1.5%	0.3%	0.0%	3.0%	3.9%	13.0%	0.1		5.7		12.5

ALL Comparables
High	25.7%	24.3%	15.5%	94.5%	77.2%	16.0%	1.9	x	11.6	x	34.4	x
Mean	7.9%	6.9%	4.6%	22.8%	25.9%	13.3%	0.7		7.6		15.9
Median	6.7%	5.6%	3.4%	11.3%	21.9%	13.0%	0.6		7.5		11.3
Low	0.3%	0.3%	0.0%	3.0%	3.0%	9.0%	0.1		4.2		5.4

Peachtree (At Current Market Price) Dec-02	4.7%	2.2%	-2.4%	-68.6%	90.8%	10.0%	0.4	x	7.6	x	16.4	x
Peachtree (At Offer Price) Dec-02	4.7%	2.2%	-2.4%	-68.6%	90.8%	10.0%	0.4		8.8		18.9

Section 1

Valuation Summary - Precedent Transactions Analysis

Section 1

Valuation Summary - Precedent
Transactions Analysis

Valuation Summary Project Peachtree

Summary Valuation

Figures in Millions, except per share data

Marketing Support Services

				Market						Enterprise
Peachtree Financials				Multiples						Valuation
		Median	Mean		Min	Max	Median	Mean			Min	Max
LTM Revenues	$127.6	0.6	- 0.8 x		0.3	- 1.8 x	$ 77.3	- $	100.1		$ 33.8	- $	228.2
LTM EBITDA	$10.0	6.2	- 6.2 x		4.5	- 7.8 x	$ 61.5	- $	61.5		$ 44.7	- $	78.2
LTM EBIT	$ 4.7	7.6	- 7.6 x		7.0	- 11.1 x	$ 35.5	- $	35.5		$ 32.6	- $	52.2
Median							$ 61.5	- $	61.5		$ 33.8	- $	78.2
Mean							$ 58.1	- $	65.7		$ 37.1	- $	119.5

Specialized Staffing

				Market						Enterprise
Peachtree Financials				Multiples						Valuation
		Median	Mean		Min	Max	Median	Mean			Min	Max
LTM Revenues	$136.9	0.5	- 0.6 x		0.2	- 1.3 x	$65.5	- $	83.3		$23.3	- $	182.0
LTM EBITDA	$ 2.4	7.1	- 7.4 x		5.0	- 10.9 x	$17.0	- $	17.7		$12.1	- $	26.2
LTM EBIT	$ 1.1	8.2	- 9.2 x		3.0	- 17.8 x	$ 9.0	- $	10.1		$ 3.3	- $	19.5
Median							$17.0	- $	17.7		$12.1	- $	26.2
Mean							$30.5	- $	37.0		$12.9	- $	75.9

Combined Divisions

				Enterprise				Net			Implied Equity						Implied Equity
Peachtree Financials				Valuation				Debt			Valuation						Price Per Share
		Median	Mean		Min	Max			Median	Mean		Min	Max		Median	Mean		Min	Max
LTM Revenues	$264.5	$ 142.8	- $	183.3	$ 57.1	- $	410.2	$ 86.2	$ 56.6	- $	97.1	$ 0.0	- $	324.0	$ 3.71	- $	6.37	$ 0.00	- $	21.25
LTM EBITDA	$12.4	$ 78.5	- $	79.2	$ 56.9	- $	104.4	$ 86.2	$ 0.0	- $	0.0	$ 0.0	- $	18.3	$ 0.00	- $	0.00	$ 0.00	- $	1.20
LTM EBIT	$ 5.8	$ 44.5	- $	45.6	$ 35.9	- $	71.6	$ 86.2	$ 0.0	- $	0.0	$ 0.0	- $	0.0	$ 0.00	- $	0.00	$ 0.00	- $	0.00

Valuation Summary Project Peachtree

Precedent Transactions Analysis

Figures in Millions, except per share data

Announcement		Enterprise	Equity
Date Target	Acquiror	Value	Value	Sales	EBITDA	EBIT
Marketing Support Services
2/25/2003 HA-LO Industries Inc.	HIG Capital LLC	$ 96.0	$ 22.0	$ 150.0	($30.4)	($92.1)
12/2/2002 Promotions.com	iVillage	13.3	13.3	11.2	(8.1)	(11.0)
5/23/2002 UPSHOT (subsidiary of HA-LO)	Equity Marketing	10.3	10.3	32.5	(3.5)	(4.9)
4/30/2002 Maxxcom	MDC Corp. (1)	138.7	49.0	395.8	31.0	20.0
3/31/2002 Krane Holdings Inc.	Thane International	17.0	17.0	64.3	NA	NA
2/27/2002 MDI Entertainment	Scientific Games Corp.	26.9	25.9	15.1	3.4	2.4
8/2/2001 Logistix Ltd.	Equity Marketing	12.2	12.2	20.1	NA	NA
11/16/2000 Paradigm Direct	Mosaic Group(2)	105.0	105.0	70.0	NA	NA
9/13/2000 Opus Creative Marketing	MICE Group(3)	2.4	2.4	5.8	NA	0.3

Specialized Staffing
1/30/2003 Fairplace Consulting PLC	Vedior NV (Select Appnts. Div.)(4)	$ 8.0	$ 6.4	$ 8.1	$ 1.1	$ 0.7
8/9/2002 OnStaff	Hall Kinion & Assoc.	33.0	33.0	35.2	NA	NA
5/28/2002 Locum Group PLC	Reed Health Group PLC	49.1	49.1	56.3	NA	2.8
	United Services Group NV (5)
4/3/2002 Start		306.0	306.0	1,055.0	NA	NA
3/19/2002 AHL Services - UK Staffing	Epoch2 Ltd.	29.5	29.5	88.0	NA	7.7
2/6/2002 Jobpilot AG	Adecco SA	53.6	63.4	40.3	(15.6)	(19.2)
12/10/2001 Euristt	CRIT	163.5	163.3	501.9	NA	NA
6/12/2001 Exult Inc.	Automatic Data Processing	50.0	50.0	104.5	(105.3)	(111.8)
2/31/2001 ASI Solutions Inc.	Aon Corp.	110.5	109.4	84.2	13.9	11.6
1/8/2001 Initial Personnel Services	Ingleby Ltd.	35.3	35.5	120.3	NA	6.3
1/18/2000 Spring Education, Spring Skills	Protocol Associates	110.9	110.9	109.7	NA	9.8
10/25/2000 LPNS Ltd	Nestor Heathcare Group PLC	10.0	10.0	59.0	NA	0.7
10/13/2000 AHL Services - US Industrial	Investor Group	22.5	22.5	53.3	NA	NA
10/5/2000 Corinth Medical Services	Investor Group	14.6	14.6	35.6	NA	NA
9/26/2000 Strategic Legal Resources	Investor Group	13.3	13.3	17.1	NA	NA
8/25/2000 Gentiva Health Services Staffing Service	Investor Group	67.5	67.5	127.4	NA	10.1
8/16/2000 General Employment Service	Corestaff	14.3	14.3	42.0	NA	3.1
7/20/2000 Umano (Prosegur)	Randstad Holding NV	108.0	129.0	151.0	NA	NA
7/3/2000 Temps & Co.	Randstad Holding NV	15.2	15.2	27.7	NA	5.0
5/17/2000 Staffmark-Commercial Servces Div.	Stephens Group Inc.	286.3	190.1	608.8	42.7	35.7
4/17/2000 ACSYS Inc.	Vedior NV	111.0	72.5	165.7	10.2	6.5
3/31/2000 Solomon-Page Group Ltd	Investor Group	29.7	29.3	69.6	5.9	5.2
2/24/2000 Westaff Inc.	Investor Group	211.8	159.2	650.8	34.0	25.4

Notes:

1. MDC Corp. sought to purchase 33% of Maxxcom to increase its ownership to 78%.
2. Deal Value does not include $100mm in earnout potential.
3. MICE Group PLC sought a 76% stake in Opus Creative Marketing Ltd.
4. Vedior NV purchased the remaining 82% stake in Fairplace Consulting PLC.
5. United Services Group sought to purchase 51% in Start for $154mm.

Peachtree (At Offer Price) (*)	$ 93.1	$ 22.9	$ 264.6	$ 12.4	$ 5.8

Note:

* Peachtree Enterprise Value includes $74.7mm of debt, a discount of $15mm, as represented in the contemplated transaction.

Valuation Summary Project Peachtree

Precedent Transactions Analysis

			Transaction Value to
Target	Acquiror		Sales		EBITDA		EBIT
Marketing Support Services
HA-LO Industries Inc.	HIG Capital LLC		0.6	x	NM		NM
Promotions.com	iVillage		1.2		NM		NM
UPSHOT (subsidiary of HA-LO)	Equity Marketing		0.3		NM		NM
Maxxcom	MDC Corp. (1)		0.4		4.5	x	7.0	x
Krane Holdings Inc.	Thane International		0.3		NA		NA
MDI Entertainment	Scientific Games Corp.		1.8		7.8		11.1
Logistix Ltd.	Equity Marketing		0.6		NA		NA
Paradigm Direct	Mosaic Group(2)		1.5		NA		NA
Opus Creative Marketing	MICE Group(3)		0.4		NA		7.6
	Max		1.8	x	7.8	x	11.1	x
	Mean		0.8		6.2		8.6
	Median		0.6		6.2		7.6
	Min		0.3		4.5		7.0
Specialized Staffing
Fairplace Consulting PLC	Vedior NV	(Select Appnts. Div.)(4)	1.0	x	7.4	x	12.3	x
OnStaff	Hall Kinion & Assoc.		0.9		NA		NA
Locum Group PLC	Reed Health Group PLC		0.9		NA		17.8
Start	United Services Group NV(5)		0.3		NA		NA
AHL Services - UK Staffing	Epoch2 Ltd.		0.3		NA		3.8
Jobpilot AG	Adecco SA		1.3		NM		NM
Euristt	CRIT		0.3		NA		NA
Exult Inc.	Automatic Data Processing		0.5		NM		NM
ASI Solutions Inc.	Aon Corp.		1.3		8.0		9.5
Initial Personnel Services	Ingleby Ltd.		0.3		NA		5.6
Spring Education, Spring Skills	Protocol Associates		1.0		NA		11.3
LPNS Ltd	Nestor Heathcare Group PLC		0.2		NA		15.2
AHL Services - US Industrial	Investor Group		0.4		NA		NA
Corinth Medical Services	Investor Group		0.4		NA		NA
Strategic Legal Resources	Investor Group		0.8		NA		NA
Gentiva Health Services Staffing Service	Investor Group		0.5		NA		6.7
General Employment Service	Corestaff		0.3		NA		4.6
Umano (Prosegur)	Randstad Holding NV		0.7		NA		NA
Temps & Co.	Randstad Holding NV		0.5		NA		3.0
Staffmark-Commercial Servces Div.	Stephens Group Inc.		0.5		6.7		8.0
ACSYS Inc.	Vedior NV		0.7		10.9		17.1
Solomon-Page Group Ltd	Investor Group		0.4		5.0		5.8
Westaff Inc.	Investor Group		0.3		6.2		8.4
	Max		1.3	x	10.9	x	17.8	x
	Mean		0.6		7.4		9.2
	Median		0.5		7.1		8.2
	Min		0.2		5.0		3.0
	All Transactions
	Max		1.79	x	10.9	x	17.8	x
	Mean		0.66		7.1		9.1
	Median		0.50		7.1		8.0
	Min		0.17		4.5		3.0

Peachtree (At Offer Price)	0.35	x	7.5	x	16.1	x

Section 1

Valuation Summary – Premiums Paid Analysis

Section 1

Valuation Summary - Premiums Paid
Analysis

Valuation Summary Project Peachtree

Premiums Paid Analysis

Premiums Paid Analysis for Precedent Going Private/Buyout Transactions . (1)

Prior			Comparable
Time To	Share		Transaction					Implied Premium
Announcement	Price		Premiums					Price/Share
		Median	Mean	Min	Max	Median	Mean		Min	Max
1 Day Prior	$ 0.55	35.9%	- 50.5%	-10.3%	- 202.0%	$ 0.75	- $	0.83	$ 0.49	- $	1.66
1 Week Prior	$ 0.62	35.8%	- 55.1%	-7.6%	- 193.9%	$ 0.84	- $	0.96	$ 0.57	- $	1.82
4 Weeks Prior	$ 0.66	49.5%	- 57.1%	-12.8%	- 190.4%	$ 0.99	- $	1.04	$ 0.58	- $	1.92
Median						$ 0.84	- $	0.96	$ 0.57	- $	1.82
Mean						$ 0.86	- $	0.94	$ 0.55	- $	1.80

Source: Securities Data Corp.and Bloomberg

Premiums Paid Analysis for Precedent Middle Market Transactions. (2)

Prior			Comparable
Time To	Share		Transaction					Implied Premium
Announcement	Price		Premiums					Price/Share
		Median	Mean	Min	Max	Median	Mean		Min	Max
1 Day Prior	$ 0.55	39.8%	- 49.4%	-55.7%	- 260.0%	$ 0.77	- $	0.82	$ 0.24	- $	1.98
1 Week Prior	$ 0.62	42.3%	- 54.1%	-49.0%	- 261.4%	$ 0.88	- $	0.96	$ 0.32	- $	2.24
4 Weeks Prior	$ 0.66	58.2%	- 70.1%	-58.2%	- 366.4%	$ 1.04	- $	1.12	$ 0.28	- $	3.08
Median						$ 0.88	- $	0.96	$ 0.28	- $	2.24
Mean						$ 0.90	- $	0.97	$ 0.28	- $	2.43

Source: Securities Data Corp.and Bloomberg

Notes:

1. Analysis includes precedent Investor group buyout transactions and going private transactions from 2001-present with deal values of $25mm to $200mm.
2. Analysis includes precedent middle market transactions from 2001-present with deal values of $25mm to $200mm.

Section 1

Valuation Summary – Discounted Cash Flow Analysis

Section 1

Valuation Summary - Discounted Cash
Flow Analysis

Valuation Summary Project Peachtree

Discounted Cash Flow Analysis

Discounted Cash Flow Analysis Target Case

(dollars in thousands)

		Fiscal Year(1)
	2003E	2004E	2005E
Operating Income	$ 16,456	$ 21,411	$ 28,265
Income Taxes	0	400	400
Unleveraged After-Tax Income	16,456	21,011	27,865
Plus: Depreciation and Amortization	7,535	7,747	7,799
Less: Capital Expenditures	4,700	4,300	4,500
Less (Plus): Inc. (Dec.) in Working Capital	2,141	2,047	2,285
Free Cash Flow	$ 17,150	$ 22,411	$ 28,879
EBITDA	$ 23,991	$ 29,158	$ 36,064

		Terminal Value EBITDA Multiple (x)
	4	5	6	7	8
Terminal Value (Based on a Multiple of EBITDA)	$144,257	$180,321	$ 216,385	$252,450	$ 288,514

	Discount Rate
DCF Enterprise Value:	22.2%	$ 123,836	$ 143,599	$ 163,363	$ 183,126	$ 202,890
	23.2%	121,188	140,474	159,760	179,046	198,332
	24.2%	118,620	137,444	156,268	175,092	193,916
	25.2%	116,131	134,507	152,884	171,260	189,637
	26.2%	113,716	131,659	149,602	167,545	185,488

	Discount Rate
DCF Equity Value(2)	22.2%	$ 37,646	$ 57,409	$ 77,173	$ 96,936	$ 116,700
	23.2%	34,998	54,284	73,570	92,856	112,142
	24.2%	32,430	51,254	70,078	88,902	107,726
	25.2%	29,941	48,317	66,694	85,070	103,447
	26.2%	27,526	45,469	63,412	81,355	99,298

	Discount Rate
DCF Equity Price Per Share:	22.2%	$ 2.47	$ 3.77	$ 5.06	$ 6.36	$ 7.65
	23.2%	2.30	3.56	4.83	6.09	7.36
	24.2%	2.13	3.36	4.60	5.83	7.07
	25.2%	1.96	3.17	4.37	5.58	6.78
	26.2%	1.81	2.98	4.16	5.34	6.51

Notes:

1. Peachtree projections are Company estimates
2. Equity Value is equal to Enterprise Value minus Net Debt of $86.2 million.

Valuation Summary Project Peachtree

Peachtree Projections

Figures in Millions, except per share data

	Fiscal Year Ended						Terminal Year
	2003E	% Sales	2004E	% Sales	2005E	% Sales	2005
Net Sales	$312,371.5		$353,312.3		$ 399,017.9		$ 399,017.9
Cost of Goods Sold	$174,280.2	55.79%	$197,041.3	55.79%	$ 221,354.7	55.47%	$ 221,354.7
Gross Profit	$138,091.3	44.21%	$156,270.9	44.23%	$ 177,663.2	44.53%	$ 177,663.2
SG&A	$114,101.5	36.53%	$127,113.1	36.53%	$ 141,598.9	35.49%	$ 141,598.9
Depreciation & Amortization	$7,534.8	2.41%	$7,746.8	2.19%	$7,799.5	1.95%	$7,799.5
Income from operations	$ 16,456.0	5.27%	$ 21,411.1	6.06%	$28,264.8	7.08%	$28,264.8
EBITDA	$ 23,990.8	7.68%	$ 29,157.8	8.25%	$36,064.2	9.04%	$36,064.2
Interest/Other Expense	$ 12,000.0	3.84%	$ 12,000.0	3.40%	$12,000.0	3.01%	$12,000.0
Pre-tax income	$4,456.0	1.43%	$9,411.1	2.66%	$16,264.8	4.08%	$16,264.8
Income Tax Expense	$ 0.0	0.00%	$ 400.0	0.11%	$ 400.0	0.10%	$ 400.0
Net Income	$4,456.0	1.43%	$9,011.1	2.55%	$15,864.8	3.98%	$15,864.8
Working Capital	$ 15,618.6	5.00%	$ 17,665.6	5.00%	$19,950.9	5.00%	$19,950.9
CAPEX	4,700.0	1.50%	4,300.0	1.22%	4,500.0	1.13%	4,500.0

Assumptions: Working Capital (2002A)	$ 13,478.00	5.09%

Financials are Peachtree estimates, and include financials from the German subsidiary (Tuja).

Working Capital is 5% of revenues in 2003-2005. 2002 WC does not include $72.7mm in short-term debt and $18mm of settlement obligations.

CAPEX is a Peachtree estimate. Peachtree Federal income tax rate 0%. Exit Year 2005